Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Nancy Masten, SVP & CAO
Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700		E-mail: investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners, L.P., Reports 2005 Fourth Quarter Results

DENVER—March 9, 2006—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported a net loss of $3.2 million for the three months ended December 31, 2005, compared to net income of $3.8 million for the fourth quarter of 2004. For the year ended December 31, 2005, the Partnership reported net income of $2.4 million compared to net income of $10.0 million for the year ended December 31, 2004.

On January 26, 2006, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.82 per unit for the fourth quarter of 2005. The fourth quarter distribution was paid February 14, 2006, to unitholders of record on February 8, 2006.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended December 31, 2005, DCF was $13.1 million, compared to $14.2 million for the three months ended December 31, 2004. For the year ended December 31, 2005, DCF was $44.0 million, compared to $37.0 million for the year ended December 31, 2004. A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.

The fourth quarter was characterized by significant and, in some cases, extreme commodity price volatility in our operating areas. Some of our assets were also adversely affected by hurricane damage in the Gulf Coast region. On the plus side, despite this volatility, we closed our largest acquisition to date with the $355 million purchase of the Javelina processing facility. These factors, plus an increase in interest expense and amortization of deferred financing costs to fund our growth, caused the decrease in net income and DCF.

The change in net income in the fourth quarter of 2005 compared to the same period for 2004, was primarily attributable to:

•                  We completed the Javelina acquisition on November 1, 2005, and these assets contributed $9.3 million of segment operating income.

•                  Generally, gathering volumes increased on our Carthage, Appleby and Western Oklahoma systems in 2005. Also, higher NGL and natural gas prices positively impacted our operating income.

•                  Selling, general and administrative expense decreased by $1.7 million, all attributable to decreased non-cash compensation expense.

•                  We reported a mark-to-market loss of $0.7 million for our 2006/2007 hedges, consistent with our previous announcements that we would not be adopting hedge accounting treatment for these items. This is a non-cash adjustment, and as such does not affect distributable cash flow.

•                  For our Northeast Business unit, consisting of our Appalachia and Michigan segments, our combined segment operating income decreased by $0.8 million, primarily due to the decrease in volumes on the Michigan natural gas gathering and processing system.

•                  We acquired a 50%, non-operating interest in Starfish on March 31, 2005. The path of Hurricane Rita, however, was along the Starfish pipeline corridor. Consequently, Starfish reported a significant loss in the fourth quarter of 2005, of which the Partnership’s share was approximately $2.1 million.

•                  For our Southwest Business Unit, combined segment operating income in 2005 decreased approximately $4.6 million over 2004, due primarily to high processing margins in 2004 vs. more normalized margins in 2005. The increased purchased product costs also reflect the Partnership’s inability to sell approximately 16,600 MMbtu/day of gas from its Appleby and East Texas systems in November 2005, due to unexpected volatility and a corresponding lack of liquidity in the gas trading market at the end of October 2005. During November, the Partnership sold the gas at a price index lower than the index purchase price for the month. The Partnership implemented additional controls and procedures to mitigate the likelihood of similar exposure in the future. This was partially offset by higher volumes of NGL product sales.

•                  Interest expense and amortization of deferred financing costs (a component of interest expense) were $5.8 million and $3.8 million higher in 2005 over 2004 respectively, attributable to higher debt levels associated with the Javelina acquisition and related financing activities.

The change in net income for the year ended December 31, 2005, compared to 2004, was primarily attributable to:

•                  Generally, gathering volumes increased on our Carthage, Appleby and Western Oklahoma systems in 2005. Also, higher NGL and natural gas prices positively impacted our operating income. Additionally, the East Texas system was acquired in July 2004, so only reflected a partial year’s results in 2004. Segment operating income for our East Texas, Oklahoma and Other Southwest segments increased by $15.3 million for 2005 compared to 2004.

•                  We completed the Javelina acquisition on November 1, 2005, and these assets contributed $9.3 million of segment operating income.

•                  We reported a Mark-to-market loss of $0.7 million for our 2006/2007 hedges.

•                  Starfish impacted us for the year on a comparable basis to the 4th quarter.

•                  Selling, general and administrative expense increased by $5.4 million, primarily attributable to increased audit and professional services expense.

•                  For our Northeast Business unit, consisting of our Appalachia and Michigan segments, our combined segment operating income decreased by $9.5 million, primarily due the ALPS pipeline repairs and associated increased costs.

•                  Interest expense and amortization of deferred financing costs were $13.2 million and $1.5 million higher in 2005 over 2004 respectively, attributable to higher debt levels associated with our acquisitions and related financing activities.

“Our fourth quarter results reflect the contribution from our Javelina acquisition and the volume growth in East Texas and Western Oklahoma,” said Frank Semple, President and CEO. “We anticipate a continuing strong contribution for 2006 and we are also very pleased about the successful start-up of the new state-of-the-art 200 MMcfd Carthage, Texas processing facilities which will add significant cash flow in 2006 and beyond. The Javelina, Carthage, and Western Oklahoma systems, as well as our Appalachian processing facilities, are operating at capacity. We continue to deploy significant, high-return internal growth capital to support these expansions, primarily due to the aggressive drilling programs underway by our producer customers. As such, we believe we are well positioned to deliver record performance this year and we feel that the opportunities for additional internal growth projects and quality acquisitions will continue to develop during 2006 and beyond.”

The Partnership will host a conference call on Friday, March 10, 2006, at 4:00 p.m. (EST) to review its 2005 fourth quarter earnings. Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time: (800) 219-6110. A replay of the call will be available through March 17, 2006 by dialing 1-800-405-2236 and entering the following passcode: 11056060#. To access the webcast, please visit our website at www.markwest.com.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K for the current year, as filed with the SEC.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Statement of Operations Data
Revenues	$175,919	$93,988	$499,084	$301,314

Operating expenses:
Purchased product costs	133,357	62,594	366,878	211,534
Plant operating expenses and other expenses	14,767	8,798	47,972	29,911
Selling, general and administrative expenses	5,086	6,787	21,573	16,133
Depreciation	5,861	4,903	19,534	15,556
Amortization of intangible assets	3,368	2,172	9,656	3,640
Accretion of asset retirement obligation	23	0	159	13
Impairment	0	130	0	130
Total operating expenses	162,462	85,384	465,772	276,917

Income from operations	13,457	8,604	33,312	24,397

Other income (expense):
Earnings (loss) from unconsolidated affiliates	(2,144)	(16)	(2,153)	(65)
Interest income	157	53	367	87
Interest expense	(9,287)	(3,477)	(22,469)	(9,236)
Amortization of deferred financing costs	(5,312)	(1,557)	(6,780)	(5,236)
Miscellaneous income (expense)	(54)	217	78	15

Net income (loss)	$(3,183)	$3,824	$2,355	$9,962

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$16,459	$19,682	$42,090	$42,616
Investing activities	$(377,474)	$(17,653)	$(469,308)	$(273,517)
Financing activities	$371,075	$9,808	$423,060	$246,411

Other Financial Data
Distributable cash flow	$13,114	$14,237	$44,041	$37,014

	December 31, 2005	December 31, 2004
Balance Sheet Data
Working capital	$11,944	$10,547
Total assets	$1,046,093	$529,422
Total debt	$601,262	$225,000
Partners’ capital	$307,175	$241,142
Total debt to book capitalization	66%	48%

MarkWest Energy Partners, L.P.

Operating Statistics

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Operating Data:
Southwest:
East Texas
Gathering systems throughput (Mcf/d)	342,300	267,700	321,000	259,300
NGL product sales (gallons)	37,518,000	29,210,000	126,476,000	41,478,000

Oklahoma
Foss Lake gathering systems throughput (Mcf/d)	84,500	61,500	75,800	60,900
Arapaho NGL product sales (gallons)	14,723,000	16,587,000	60,903,000	45,273,000

Other
Appleby gathering systems throughput (Mcf/d)	35,600	29,600	33,400	27,100
Other gathering systems throughput (Mcf/d)	17,000	16,600	16,500	17,000
Lateral throughput volumes (Mcf/d)	52,300	67,100	81,000	75,500

Appalachia:
Natural gas processed for a fee (Mcf/d)	200,700	208,000	197,000	203,000
NGLs fractionated for a fee (Gal/day)	441,600	478,000	430,000	475,000
NGL product sales (gallons)	10,649,000	9,467,000	41,700,000	42,105,000

Michigan:
Natural gas processed for a fee (Mcf/d)	6,100	10,800	6,600	12,300
NGL product sales (gallons)	1,250,000	2,261,000	5,697,000	9,818,000
Crude oil transported for a fee (Bbl/d)	14,260	14,400	14,200	14,700

Gulf Coast:
Natural gas processed for a fee (Mcf/d)	115,000	NA	115,000	NA
NGLs fractionated for a fee (Gal/day)	19,400	NA	19,400	NA

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended December 31, 2005
Revenue	$26,856	$77,819	$36,304	$18,779	$3,057	$13,832	$176,647

Segment operating expenses:
Purchased product costs	16,252	72,468	33,449	10,453	735	0	133,357
Facility expenses	2,795	1,478	1,717	4,707	1,918	2,152	14,767
Depreciation, amortization, impairment and accretion	3,443	667	804	794	1,171	2,373	9,252
Total segment operating expenses	22,490	74,613	35,970	15,954	3,824	4,525	157,376

Segment operating income	$4,366	$3,206	$334	$2,825	$(767)	$9,307	$19,271

Three Months Ended December 31, 2004
Revenue	$13,924	$39,492	$20,443	$16,053	$4,076	$—	$93,988

Segment operating expenses:
Purchased product costs	2,715	33,732	16,723	8,330	1,094	0	62,594
Facility expenses	1,863	1,016	894	3,612	1,413	0	8,798
Depreciation, amortization, impairment and accretion	3,017	525	820	1,694	1,149	0	7,205
Total segment operating expenses	7,595	35,273	18,437	13,636	3,656	0	78,597

Segment operating income	$6,329	$4,219	$2,006	$2,417	$420	$—	$15,391

Reconciliation of Segment Operating Income to Net Income (Loss)	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004

Total segment operating income	$19,271	$15,391
Selling, general and administrative expenses	(5,086)	(6,787)
Income from operations	14,185	8,604

Derivatives not allocated to segments	(728)	0
Loss from unconsolidated affiliates	(2,144)	(16)
Interest income	157	53
Interest expense	(9,287)	(3,477)
Amortization of deferred financing costs	(5,312)	(1,557)
Miscellaneous income (expense)	(54)	217
Net income (loss)	$(3,183)	$3,824

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Year ended December 31, 2005
Revenue	$86,196	$213,947	$106,661	$66,680	$12,496	$13,832	$499,812

Segment operating expenses:
Purchased product costs	39,024	193,787	92,602	38,435	3,030	0	366,878
Facility expenses	10,463	4,927	4,990	19,360	6,080	2,152	47,972
Depreciation, amortization, impairment and accretion	13,162	2,448	3,473	3,228	4,665	2,373	29,349
Total segment operating expenses	62,649	201,162	101,065	61,023	13,775	4,525	444,199

Segment operating income	$23,547	$12,785	$5,596	$5,657	$(1,279)	$9,307	$55,613

Year Ended December 31, 2004
Revenue	$21,932	$133,636	$69,464	$60,658	$15,624	$—	$301,314

Segment operating expenses:
Purchased product costs	3,669	118,325	55,519	30,031	3,990	0	211,534
Facility expenses	3,229	3,659	3,694	13,444	5,885	0	29,911
Depreciation, amortization, impairment and accretion	4,948	2,059	3,293	4,459	4,580	0	19,339
Total segment operating expenses	11,846	124,043	62,506	47,934	14,455	0	260,784

Segment operating income	$10,086	$9,593	$6,958	$12,724	$1,169	$—	$40,530

Reconciliation of Segment Operating Income to Net Income (Loss)	Year Ended December 31, 2005	Year Ended December 31, 2004

Total segment operating income	$55,613	$40,530
Selling, general and administrative expenses	(21,573)	(16,133)
Income from operations	34,040	24,397

Derivatives not allocated to segments	(728)	0
Loss from unconsolidated affiliates	(2,153)	(65)
Interest income	367	87
Interest expense	(22,469)	(9,236)
Amortization of deferred financing costs	(6,780)	(5,236)
Miscellaneous income (expense)	78	15
Net income (loss)	$2,355	$9,962

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004

Net income (loss)	$(3,183)	$3,824	$2,355	$9,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	9,252	7,205	29,349	19,339
Amortization of deferred financing costs	5,312	1,557	6,780	5,236
Distributions in excess of earnings from unconsolidated affiliates	2,144	73	4,002	73
Non-cash compensation expense	(57)	1,898	3,131	3,342
Other	785	(165)	605	69
Cash flow from operations prior to changes in working capital	14,253	14,392	46,222	38,021
Plus:
Third party costs incurred as part of credit facility amendments (a)	0	13	0	156
Less:
Sustaining capital expenditures	(1,139)	(168)	(2,181)	(1,163)
Distributable cash flow (b)	$13,114	$14,237	$44,041	$37,014

Sustaining capital expenditures	$1,139	$168	$2,181	$1,163
Expansion capital expenditures	19,428	16,456	68,569	29,304
Total capital expenditures	$20,567	$16,624	$70,750	$30,467

Distributable cash flow (b)	$13,114	$14,237	$44,041	$37,014
Plus:
Sustaining capital expenditures	1,139	168	2,181	1,163
Less:
Third party costs incurred as part of credit facility amendments (a)	0	(13)	0	(156)
Changes in operating assets and liabilities:
Increase in receivables	22,683	(17,345)	11,216	(29,948)
Increase (decrease) in receivables from affiliates	(3,861)	755	(2,094)	(3,429)
(Increase) decrease in inventories	(824)	(1,118)	(1,318)	(203)
(Increase) decrease in other current assets	(6,567)	(408)	(6,676)	(288)
Increase in accounts payable, accrued liabilities and other liabilities	(9,423)	20,590	(1,678)	32,643
Increase (decrease) in payables to affiliates	198	2,475	(3,582)	5,479
Net cash provided by operating activities	$16,459	$19,341	$42,090	$42,275

(a)          Transaction costs associated with capital raising activities are not considered reductions to Distributable Cash Flow under the terms of our partnership agreement.

(b)         Distributable cash flow is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”). With the exception of sustaining capital expenditures, the amounts included in the calculation of distributable cash flow are computed in accordance with GAAP. Sustaining capital expenditures include only those capital expenditures that do not increase the capacity of an asset or generate additional revenues or cash flows from operations. A reconciliation of distributable cash flow to net cash provided by operating activities, our most directly comparable GAAP financial measure, is provided above. We believe that investors benefit from having access to the same financial measure being utilized by management. Distributable cash flow is a significant metric used by our management to compare cash flows generated by the Partnership to the cash distributions we make to our partners. Using this metric, management can compute the coverage ratio of these cash flows to cash distributions. This is an important financial measure of our limited partners (including public unitholders) because it is an indicator of our success in providing a cash return on their investment. Specifically, this financial measure shows investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distributions paid to partners. Lastly, distributable cash flow is the quantitative standard used throughout the investment community with respect to publicly-traded energy limited partnerships.